NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-7660

GRIFFIN ANNOUNCES RESULTS OF ITS STUDY ON CORPORATE STRUCTURE

NEW YORK, NEW YORK (October 23, 2014) Griffin Land & Nurseries, Inc. (NASDAQ: GRIF) announced today results of its study of alternatives for its corporate structure, including an evaluation of the feasibility and financial advisability of converting to a real estate investment trust (a "REIT") at this time. The study included discussions with investment bankers, accountants, lawyers and advisors that might participate in a conversion to REIT status and a related potential public offering.

As a result of its study, Griffin concluded that a REIT conversion is not advisable at this time. Several factors contributed to Griffin's conclusion including (i) the potential tax impact of possible future sales of portions of Griffin's significant land holdings; (ii) the effect of the required distribution of Griffin's historical accumulated earnings and profits ("E&P") as a taxable dividend to stockholders in connection with a REIT conversion; (iii) the recognition that Griffin's equity market value and current level of cash flow may affect its attractiveness to REIT investors; and (iv) the change expected to Griffin's business strategy in connection with a REIT conversion.  Griffin also considered that, because it has not been paying material amounts of federal income taxes and expects to have some remaining tax loss carry forwards after this year partly as a result of the loss on the sale of assets of the landscape nursery business earlier this year, there is little near-term tax benefit resulting from making a REIT conversion.

Griffin’s business strategy has included both the development of its land holdings for its own leasing operations and the sale of certain of its properties to third parties. Griffin believes that for the next few years it would be important to continue both courses of action. Such sales of land holdings could expose Griffin and its stockholders, if a REIT, to adverse tax consequences. Also, after discussions with its advisors, Griffin believes that substantial continued reliance on development as a business strategy would be contrary to the expectation of REIT stockholders who are anticipated to expect greater reliance on property purchases for expansion. Griffin believes that higher overall returns on investment will be generated by a selective combination of development and property purchases.

As part of its study, Griffin completed a review of its historical E&P which includes the E&P attributable to Griffin prior to its spin-off from Culbro Corporation in 1997. The estimated amount of such E&P as of the end of fiscal 2013 is approximately 15% of Griffin's current equity market capitalization. Griffin’s accumulated E&P is expected to decline to some extent in fiscal 2014 as a result of the loss from the nursery sale. The E&P dividend required as part of a REIT conversion, while feasible, would probably be dilutive to current stockholder values as it is likely to be coupled with an equity offering to raise capital for expansion of its real estate holdings. In addition, the E&P distribution, whether in cash or stock, would be taxable income to most stockholders.

After discussion with its advisors, Griffin believes that its relatively small equity market capitalization and the level of its operating cash flow available to support ongoing distributions could affect the success of a public offering in conjunction with a REIT conversion.

Based on all of these factors, Griffin concluded that a REIT conversion is not in the best interests of stockholders at this time. Griffin intends to continue to evaluate steps which could increase stockholder value and enhance its operating profitability and growth, including possible joint development and/or purchase transactions which might accelerate growth and absorption of overhead. Griffin will continue to seek to improve the cash flow from its existing properties, convert some of its non-income producing land holdings into cash flow producing properties through sale or development and evaluate other financial strategies. Griffin will continue to evaluate a possible REIT conversion for the future.

Forward-Looking Statements:

This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin's beliefs and expectations regarding possible conversion to a REIT, the estimated amount of E&P that would need to be distributed to stockholders upon conversion to a REIT, potential dilution to stockholders that would result from a REIT conversion, tax net operating loss carry forwards following the sale of its nursery assets, effects of possible conversion to a REIT on Griffin's business strategy, continued growth of its real estate  portfolio through acquisition and development of its existing land holdings and evaluating steps which could increase stockholder value and enhance its operating profitability and growth.   Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements and the other factors described in Griffin's Securities and Exchange Commission filings, including the "Business", "Risk Factors" and "Forward-Looking Information " sections in Griffin's Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.